Exhibit 99.1

ABVC BioPharma Regains Compliance with Nasdaq's Minimum Bid Price Requirement

Fremont, CA (August 10, 2023) – ABVC BioPharma, Inc. (NASDAQ: ABVC) ("Company"), a clinical-stage biopharmaceutical company developing therapeutic solutions in ophthalmology, neurology, and oncology/hematology, announced today that on August 08, 2023, it received a letter from the Nasdaq Listing Qualifications Department notifying the Company that it had regained compliance with the minimum bid price requirement.

On August 19, 2022, the Company received a notification that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days, as required by Nasdaq Listing Rules of The Nasdaq Stock Market. The closing bid price of the Company's common stock was at $1.00 per share or greater from July 25 to August 7, 2023. Accordingly, the Company has regained compliance with Nasdaq Capital Market Minimum Bid Price Requirement per Listing Rule 5550(a)(2) and this matter is now closed.

About ABVC BioPharma & Its Industry

ABVC BioPharma is a clinical-stage biopharmaceutical company with an active pipeline of six drugs and one medical device (ABV-1701/Vitargus®) under development. For its drug products, the Company utilizes in-licensed technology from its network of world-renowned research institutions to conduct proof-of-concept trials through Phase II of clinical development. The Company's network of research institutions includes Stanford University, University of California at San Francisco, and Cedars-Sinai Medical Center. For Vitargus®, the Company intends to conduct global clinical trials through Phase III.

We believe the Company's pipeline products have great market potential. As per the Future Market Insights report, the MDD market was valued at $11.51 billion in 2022 and is expected to reach $14.96 billion by 2032 with a CAGR of 2.8% over the forecast period.[1] According to the Polaris market research report, the global ADHD treatment market was valued at $16.13 billion in 2022 and is expected to reach $32.14 billion by 2030 with a CAGR of 7.1% over the forecast period.[2] According to iHealthcare Analyst, Inc., the global market for retinal surgery devices is expected to reach $3.7 billion by 2027, driven by the rising geriatric population worldwide.[3]

Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. None of the outcomes expressed herein are guaranteed. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to proceed to the next level of the clinical trials or to market our product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company's securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of any of the Company's securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact:

Tom Masterson

Email: tmasterson@allelecomms.com

[1] https://www.futuremarketinsights.com/reports/major-depressive-disorder-treatment-market#:~:text=The%20major%20depressive%20disorder%20(MDD,US%24%2011.51%20billion%20in%202022

[2] https://www.prnewswire.com/news-releases/global-attention-deficit-hyperactivity-disorder-adhd-market-size-projected-to-reach-usd-32-14-billion-by-2032--with-cagr-of-7-1-study-by-polaris-market-research-301729196.html#:~:text=According%20to%20the%20research%20report

[3] https://www.ihealthcareanalyst.com/technological-advancement-ophthalmic-surgery-retinal-surgery-devices-market/